SECURITIES AND EXCHANGE COMMISSION

                              Washington, DC 20549

                                    FORM 8-K

                                 CURRENT REPORT

     Pursuant to Section 13 or 15(d) of the Securities Exchange Act of 1934

       Date of Report (date of earliest event reported): October 24, 2000

                           Arguss Communications, Inc.
                        (Formerly Arguss Holdings, Inc.)

             (Exact name of registrant as specified in its charter)

           Delaware                     0-19589                  02-0413153
 ----------------------------    ---------------------       -------------------
 (State or other jurisdiction    (Commission File No.)         (IRS Employer
       of incorporation)                                     Identification No.)

            One Church Street, Suite 302
                 Rockville, Maryland                            20850
       ----------------------------------------               ----------
       (Address of principal executive offices)               (Zip Code)

       Registrant's telephone number, including area code: (301) 315-0027



Item 5.  Other Events and Regulation FD Disclosure.

         On October 24, 2000, Arguss Communications, Inc. ("Arguss") held a tele-conference call. The date and time of, as well as method of access to, such tele-conference, was publicized through a press release.

         Pursuant to Regulation FD, Arguss files this Form 8-K in order to further publicly disclose certain information which was discussed during the tele-conference.

         During the tele-conference, Arguss officers stated they were confident that its earnings before interest, taxes, depreciation, amortization and stock option expense ("EBITDA") margin of 18.0% of sales was sustainable on an annual basis for the foreseeable future.

         Additionally, Arguss officers predicted that earnings for the upcoming fourth quarter would most likely fall in the range of $0.13 to $0.16. Finally, Arguss officers stated that Arguss had plans for capital expenditures of $18,000,000 for the upcoming year.

         Certain statements contained herein are "forward-looking" statements (as such term is defined in the Private Securities Litigation Reform Act of 1995). Because such statements include risks and uncertainties, actual results may differ materially from those expressed or implied by such forward-looking statements. Factors that could cause actual results to differ materially from those expressed or implied by such forward-looking statements include, but are not limited to, those discussed in filings made by Arguss with the Securities and Exchange Commission.


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Signatures:

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

                                      Arguss Communications, Inc.


                                      October 24, 2000

                                      Registrant

                                      By: /s/ Rainer H. Bosselmann
                                         ----------------------------
                                              Rainer H. Bosselmann
                                              Chairman of the Board
                                              and Chief Executive Officer